Exhibit 15.1



                        AWARENESS LETTER

                                        July 16, 1996



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

               Re:  ICN Pharmaceuticals, Inc.
                    Registration on Form S-3
                    -------------------------


     We are aware that our report dated April 26, 1996, on our review of interim financial information of ICN Pharmaceuticals, Inc. for the period ended March 31, 1996 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in this registration statement. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.




                                   /s/ Coopers & Lybrand L.L.P.
                                   Coopers & Lybrand L.L.P.